EXHIBIT 99.1

TOMI(TM) Environmental Solutions, Inc. Receives Registration of SteraMist From Key State Regulatory Department

California Department of Pesticide Regulation (CDPR) Registers Patented Binary Ionization Technology® (BIT™) as Hospital Disinfectant

Opens Door to Significant Opportunity for SteraMist™ Platform in Key Market

BEVERLY HILLS, Calif., Oct. 1, 2015 (GLOBE NEWSWIRE) -- TOMI™ Environmental Solutions, Inc. (OTCQB:TOMZ) (TOMI), a global bacteria decontamination and infection prevention company, announced it received registration for its patented Binary Ionization Technology® (BIT™) as a hospital healthcare disinfectant from the California Department of Pesticide Regulation (CDPR).

Dr. Halden Shane, TOMI's Chief Executive Officer, stated: "The CDPR registration is important for TOMI as it opens access to a significant market in California. According to the California Air Resources Board (CARB), indoor air pollution causes significant health effects that cost at least $45 billion each year in California alone, and we believe TOMI is well positioned to address many of these issues with our SteraMist™ platform."

"In fact, over the years as we further developed SteraMist™ and sought EPA registration for its sale within the U.S., we generated a great deal of interest among hospitals within the state. Now we are looking forward to aggressively pursuing those and additional sales opportunities. In addition, we are pleased to have our Environmental Protection Agency (EPA) claims supported by the CDPR as the California agency is widely known as having one of the most stringent regulatory review processes in the country. We believe SteraMist™ is the first ever the two-stage product registered by the EPA, and now with the California registration in hand, all Californians can benefit from this cutting-edge disinfectant product. TOMI's registration enables the use of SteraMist in healthcare applications as well as general applications where a dependable, rapid disinfection of objects and surfaces is needed," concluded Dr. Shane.

Following the registration of BIT from the EPA on June 24, 2015, the CDPR began a 30 day review of the claims and other data originally submitted to the EPA. Following the review process, the CDPR registered TOMI's BIT, which powers its SteraMist™ brand line of products, as a hospital healthcare disinfectant and general disinfectant within the state of California.

About TOMI™ Environmental Solutions, Inc.

TOMI™ Environmental Solutions, Inc. (OTCQB:TOMZ) is a global bacteria decontamination and infectious disease control company, providing eco-friendly environmental solutions for indoor surface decontamination through manufacturing, sales and licensing of our premier platform of Hydrogen Peroxide based products that uses Binary Ionization Technology® (BIT™) , a state of the art technology for the production of its six-log mist represented by the TOMI™ SteraMist™ brand.

TOMI's products are designed to service a broad spectrum of commercial structures including hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, for non-food safety in meat and produce processing facilities, military barracks, and athletic facilities. TOMI's products and services have also been used in single-family homes and multi-unit residences.

TOMI also develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, The Restoration Industry Association, Indoor Air Quality Association, and The International Ozone Association. For additional product information, visit www.tomiesinc.com or contact us at info@tomiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Forward-looking statements are identified by such words and phrases as "we expect," "expected to," "estimates," "estimated," "current outlook," "we look forward to," "would equate to," "projects," "projections," "projected to be," "anticipates," "anticipated," "we believe," "could be," and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

CONTACT: INVESTOR RELATIONS CONTACT:
         Becky Herrick & Kirsten Chapman
         LHA (IR Agency)
         (415) 433-3777
         tomi@lhai.com

         MEDIA RELATIONS CONTACT:
         Aaron Loveland
         VP of Marketing and Public Affairs
         (240) 672-6263
         aaron.loveland@tomiesinc.com